As filed with the Securities and Exchange Commission on November 14, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUEST RESOURCE HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	51-0665952
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

6175 Main Street, Suite 420

Frisco, Texas 75034

(Address of Principal Executive Offices) (Zip Code)

2014 Employee Stock Purchase Plan

(Full Title of the Plan)

Brian S. Dick

President and Chief Executive Officer

Quest Resource Holding Corporation

6175 Main Street, Suite 420

Frisco, Texas 75034

(972) 464-0004

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Robert S. Kant, Esq.

Katherine A. Swenson, Esq.

Greenberg Traurig, LLP

2375 East Camelback Road, Suite 700

Phoenix, Arizona 85016

(602) 445-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	2,000,000 shares (2)	$1.46 (3)	$2,920,000.00 (3)	$ 339.30

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2014 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration that results in an increase in the number of outstanding shares of Common Stock of Quest Resource Holding Corporation (the “Registrant”).
(2)	Represents shares of Common Stock issuable under the 2014 Employee Stock Purchase Plan.
(3)	The offering price per share was calculated solely for the purposes of this offering under Rules 457(c) and 457(h) promulgated under the Securities Act, based upon the average of the high and low sales prices of the Registrant’s Common Stock on November 13, 2014 as reported on the Nasdaq Stock Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Quest Resource Holding Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above;

(c)	The Current Report on Form 8-K/A filed with the SEC on October 1, 2013; and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (No. 001-36451) as filed with the Commission on May 9, 2014, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The second amended and restated bylaws of the Registrant provide that the Registrant may indemnify each person who is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another enterprise. The Registrant’s second amended and restated bylaws also provide that the articles of incorporation, the bylaws, or an agreement made by the Registrant may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Registrant.

The second amended and restated bylaws of the Registrant also permit the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another enterprise for any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee, or agent of the corporation, or of another entity for which such person is or was serving in such capacity at the request of the corporation, who is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of corporation, however, no indemnification may be made for any claim, issue, or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Subsection 3 of Section 78.7502 of the Nevada Revised Statutes further provides that, to the extent a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue, or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that unless discretionary indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders; by a majority vote of a quorum of the board of directors who were not parties to the action, suit, or proceeding; or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws, or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

In addition, the Registrant has entered into indemnity agreements that require the Registrant to indemnify the directors and officers of the Registrant against expenses and certain other liabilities arising out of their conduct on behalf of the Registrant to the maximum extent and under all circumstances permitted by law.

The foregoing is only a general summary of certain aspects of the Nevada Law, the Bylaws, and the indemnity agreements dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Nevada Revised Statutes, the Bylaws, and the indemnity agreements.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit

5.1	Opinion of Greenberg Traurig, LLP

10.21	2014 Employee Stock Purchase Plan

15.1	Letter in lieu of consent of Semple, Marchal & Cooper, LLP regarding review report on unaudited condensed consolidated interim financial information

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

23.2	Consent of Semple, Marchal & Cooper, LLP, independent registered public accounting firm

23.3	Consent of BDO USA, LLP, independent registered public accounting firm

24.1	Power of Attorney (included in the Signatures section of this Registration Statement)

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Frisco, state of Texas, on November 14, 2014.

QUEST RESOURCE HOLDING CORPORATION

By:	/s/ Brian S. Dick
Brian S. Dick
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Brian S. Dick and Laurie L. Latham and each of them, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Brian S. Dick Brian S. Dick	President, Chief Executive Officer, and Director (Principal Executive Officer)	November 14, 2014

/s/ Laurie L. Latham Laurie L. Latham	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 14, 2014

/s/ T. Jeffrey Cheney, Jr. T. Jeffrey Cheney, Jr.	Vice President, President of Earth911, Inc. and Director	November 14, 2014

/s/ Mitchell A. Saltz	Chairman of the Board	November 14, 2014
Mitchell A. Saltz

/s/ Jeffrey D. Forte	Director	November 14, 2014
Jeffrey D. Forte

/s/ Michael F. Golden	Director	November 14, 2014
Michael F. Golden

/s/ Ronald L. Miller, Jr.	Director	November 14, 2014
Ronald L. Miller, Jr.

/s/ Barry M. Monheit	Director	November 14, 2014
Barry M. Monheit

/s/ I. Marie Wadecki	Director	November 14, 2014
I. Marie Wadecki

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion of Greenberg Traurig, LLP

10.21	2014 Employee Stock Purchase Plan

15.1	Letter in lieu of consent of Semple, Marchal & Cooper, LLP regarding review report on unaudited condensed consolidated interim financial information

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

23.2	Consent of Semple, Marchal & Cooper, LLP, independent registered public accounting firm

23.3	Consent of BDO USA, LLP, independent registered public accounting firm

24.1	Power of Attorney (included in the Signatures section of this Registration Statement)